UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 26, 2019

NorthStar Healthcare Income, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55190 (Commission File Number)	27-3663988 (I.R.S. Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 547-2600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class common stock, par value $0.01 per share	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On November 26, 2019, Daniel J. Altobello, a member of the board of directors (the “Board”) and the audit committee of the Board (the “Audit Committee”) of NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”), delivered a Notice of Resignation to NorthStar Healthcare resigning as a member of the Board and the Audit Committee, effective immediately. The decision by Mr. Altobello to resign was not a result of any disagreement with NorthStar Healthcare on any matter relating to NorthStar Healthcare’s operations, polices or practices.

Election of Director

On December 2, 2019, the Board elected T. Andrew Smith to serve as an independent director on the Board and a member of the Audit Committee in order to fill the vacancies created by the resignation of Mr. Altobello. Mr. Smith will serve until NorthStar Healthcare’s next annual meeting of stockholders and until his successor, if any, is elected and duly qualifies. The election of Mr. Smith to the Board was not made pursuant to any arrangement or understanding between him and any other person.

Mr. Smith, age 59, has over 30 years of experience in seniors housing, mergers and acquisitions, real estate, capital markets transactions, corporate finance and healthcare. Mr. Smith served as the Chief Executive Officer of Brookdale Senior Living, Inc. (NYSE) from February 2013 until February 2018, as President from March 2016 until February 2018, and as a member of the Board of Directors from June 2014 until February 2018. From October 2006 to February 2013, Mr. Smith served as Brookdale’s Executive Vice President, General Counsel and Secretary. In addition to his role in managing the company’s legal affairs, Mr. Smith was responsible for the management and oversight of the company’s corporate development functions (including mergers and acquisitions, and expansion and development activity); corporate finance (including capital structure, debt and lease transactions and lender/lessor relations); strategic planning; and risk management. Prior to joining Brookdale, Mr. Smith served as a member of Bass, Berry & Sims PLC's corporate and securities group and as chair of the firm's healthcare group. Mr. Smith previously served as a member of the board of directors of the Nashville Health Care Council, Argentum and the National Investment Center for the Seniors Housing & Care Industry (NIC), and as a member of the executive board of the American Seniors Housing Association (ASHA). Mr. Smith received his Bachelor of Arts from Vanderbilt University and his Juris Doctor from Southern Methodist University School of Law.

As an independent director, Mr. Smith will be eligible to participate in NorthStar Healthcare’s Third Amended and Restated Independent Directors Compensation Plan (the “Plan”). Pursuant to the Plan, Mr. Smith is entitled to receive, among other benefits, the following: (i) annual cash compensation of $110,000 for his service on the Board, (ii) annual cash compensation of $15,000 for his service on the Audit Committee, (iii) an initial grant of $65,000 in shares of the NorthStar Healthcare’s restricted common stock upon his appointment to the Board and (iv) a grant of $60,000 in shares of NorthStar Healthcare’s restricted common stock in the event of his subsequent re-election to the Board. All compensation awarded pursuant to the Plan is subject to the terms, conditions and restrictions stated therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: December 2, 2019	By:	/s/ Ann B. Harrington
Ann B. Harrington
General Counsel and Secretary

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